Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                           ARRAN2005

Arran Funding Limited - Series:                    05-B

ABS - Credit Card - Bank, Closing Date:            December 15, 2005

As at:                                                    October 16, 2006

                      RATING (S&P/Moodys/Fitch)        POOLFACTOR         PAY       NEXT PAY                     COUPON
TRANCHE   CURRENCY    ORIGINAL        CURRENT     ORIGINAL    CURRENT  FREQUENCY      DATE               BASIS              CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A1     USD    AAA /Aaa/AAA    AAA /Aaa/AAA     100%       100%    Quarterly  15 Dec 2006 3 Mth $ LIBOR       + 0.05%  5.44000%
Class A2     EUR    AAA /Aaa/AAA    AAA /Aaa/AAA     100%       100%     Monthly   15 Nov 2006 1 Mth EURIBOR       + 0.09%  3.21500%
Class A3     GBP    AAA /Aaa/AAA    AAA /Aaa/AAA     100%       100%    Quarterly  15 Dec 2006 3 Mth (pound) LIBOR + 0.09%  5.12500%
Class B3     GBP       A/A1/A          A/A1/A        100%       100%    Quarterly  15 Dec 2006 3 Mth (pound) LIBOR + 0.26%  5.29500%
Class C1     USD    BBB/Baa2/NR      BBB/Baa2/NR     100%       100%    Quarterly  15 Dec 2006 3 Mth $ LIBOR       + 0.40%  5.79000%
Class C3     GBP    BBB/Baa2/NR      BBB/Baa2/NR     100%       100%    Quarterly  15 Dec 2006 3 Mth (pound) LIBOR + 0.46%  5.49500%

              Scheduled start of Controlled Accumulation Period:     1 June, 2009
              Expected maturity:                                     15 December, 2010
              Legal final maturity:                                  15 December, 2012
              Structure:                                             Sr/sub Seq Pay
              Tax Election:                                          Debt
              Amort. Type:                                           Soft Bullet
              Transferors:                                           The Royal Bank of Scotland plc / National Westminster Bank plc
              Originators:                                           The Royal Bank of Scotland plc / National Westminster Bank plc
              Servicer:                                              RBS Cards, a division of The Royal Bank of Scotland plc
              Trustee:                                               Bank of New York (The)
              Underwriter:                                           The Royal Bank of Scotland plc

Pool Performance

Month end         Gross       Expense   Gross Charge        Excess        Excess      Transferor Interest
                Yield (%)     Rate (%)  Off Rate (%)      Spread (%)    Spread (%)              %          Min %
                                                                       Roll 1/4 Ave
Sep 30, 2006     17.88%        5.93%             7.67%      4.28%           5.29%             38.17%         6%
Aug 31, 2006     19.12%        5.92%             7.81%      5.39%           6.08%             38.88%         6%
Jul 31, 2006     18.33%        5.33%             6.81%      6.19%           6.51%             39.76%         6%
Jun 30, 2006     18.97%        5.85%             6.46%      6.66%           6.41%             40.08%         6%
May 31, 2006     19.69%        5.67%             7.35%      6.68%           6.47%             41.07%         6%
Apr 30, 2006     16.60%        4.98%             5.72%      5.89%           6.33%             41.51%         6%

Delinquencies (Principal receivables which are 30 days or more past due)

                                        (% Pool)
               --------------------------------------------------------
Month end       30-59 days    60-89 days    90-179 days      180+ days    Total
---------       ----------    ----------    -----------      ---------    -----

Sep 30, 2006       1.26%          1.01%         2.43%           3.63%     8.34%
Aug 31, 2006       1.28%          0.98%         2.47%           3.50%     8.23%
Jul 31, 2006       1.28%          0.96%         2.48%           3.44%     8.16%
Jun 30, 2006       1.22%          0.97%         2.45%           3.39%     8.03%
May 31, 2006       1.24%          1.01%         2.35%           3.28%     7.88%
Apr 30, 2006       1.32%          0.98%         2.30%           3.28%     7.88%

Payment Rate

                   Payments                                  Pool balance
              --------------------------------               -------------
Month End     Total ((pound)000)      Rate (%)                (pound)000

Sep 30, 2006       1,033,824           21.48%                  4,764,939
Aug 31, 2006       1,141,613           23.38%                  4,812,820
Jul 31, 2006       1,099,658           22.39%                  4,883,405
Jun 30, 2006       1,144,949           22.93%                  4,911,036
May 31, 2006       1,202,916           23.90%                  4,992,642
Apr 30, 2006        977,762            19.57%                  5,033,594

Average Actual Balance:                    (pound) 1,084

Number of Accounts:                            4,396,296

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 16th day of October, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business